UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

AMC Preferred Equity Units, each constituting a depositary share representing a 1/100th interest in a share of Series A Convertible Participating Preferred Stock	APE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 19, 2022, AMC Entertainment Holdings, Inc. (“AMC” or the “Company”) paid to holders of its Class A common stock a dividend consisting of AMC Preferred Equity Units. At the time, AMC disclosed that the new AMC Preferred Equity Units provide the Company with a currency that can be used in the future, among other things, to further strengthen its balance sheet, including by paying down some of its debt and other liabilities.

As a natural next step, today AMC entered into an equity distribution agreement (the “Equity Distribution Agreement”) to allow for the sale from time to time of up to a maximum of 425,000,000 AMC Preferred Equity Units. The size of this program reflects the total number of AMC Preferred Equity Units currently authorized less a portion held back for equity awards under existing, or if approved by stockholders, future equity incentive plans. The Equity Distribution Agreement is designed to provide significant flexibility to the Company in achieving its goals over time. The Company is not obligated to sell any AMC Preferred Equity Units under the Equity Distribution Agreement and may at any time suspend solicitation and offers under the Equity Distribution Agreement. The Equity Distribution Agreement is with Citigroup Global Markets Inc. as sales agent (“Sales Agent”) and allows AMC to control the timing, amount and pricing of any future sales, subject to, among other things, market conditions and trading volumes.

The Company intends to use the net proceeds, if any, from the sale of AMC Preferred Equity Units primarily to repay, refinance, redeem or repurchase the Company’s existing indebtedness (including expenses, accrued interest and premium, if any) and otherwise for general corporate purposes.

Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agent will use reasonable efforts consistent with its normal trading and sales practices, applicable law and regulations, and the rules of the New York Stock Exchange to sell the AMC Preferred Equity Units from time to time based upon the Company’s instructions for the sales, including any price, time or size limits specified by the Company.

Pursuant to the Equity Distribution Agreement, the Sales Agent will receive a commission of up to 2.50% of the gross sales proceeds received from the sale of the first tranche of AMC Preferred Equity Units. The Company has also agreed to reimburse the Sales Agent for certain specified expenses and to provide the Sales Agent with customary indemnification and contribution rights. The Equity Distribution Agreement may be terminated by the Company at any time by giving written notice to the Sales Agent for any reason or by the Sales Agent at any time by giving written notice to the Company for any reason.

The AMC Preferred Equity Units will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-266536) filed on August 4, 2022 with the Securities and Exchange Commission (the “SEC”). The Company filed a prospectus supplement, dated September 26, 2022 (the “Prospectus Supplement”), to the prospectus, dated August 4, 2022, with the SEC in connection with the offer and sale of the AMC Preferred Equity Units.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

The Prospectus Supplement filed by the Company with the SEC on September 26, 2022, contains updated risk factors regarding the Company’s common stock and AMC Preferred Equity Units. We urge potential investors to carefully review these disclosures.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
1.1	Equity Distribution Agreement, dated as of September 26, 2022, by and between AMC Entertainment Holdings, Inc. and Citigroup Global Markets Inc.
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.1).
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: September 26, 2022	By:	/s/ Sean Goodman
Name: Sean D. Goodman
Title: Executive Vice President and Chief Financial Officer